CIS/ANGL6-CS8
1004JL
28.03.08

SALE OF RIGHTS AGREEMENT

amongst

RUSTENBURG PLATINUM MINES LIMITED

PLATEAU RESOURCES (PROPRIETARY) LIMITED

and

RICHTRAU NO. 207 (PROPRIETARY) LIMITED

(To be renamed “Kwanda Platinum Mine (Proprietary) Limited”)

CIS/ANGL6-CS8
1004(MU3)JL
14/03/2008

SCHEDULE A:	PROSPECTING RIGHTS

CIS/ANGL6-CS8
1004(MU3)JL
14/03/2008

SALE OF RIGHTS AGREEMENT

1.	PARTIES

1.1	PLATEAU RESOURCES (PROPRIETARY) LIMITED

1.2	RUSTENBURG PLATINUM MINES LIMITED

1.3	RICHTRAU NO. 207 (PROPRIETARY) LIMITED

2.	INTERPRETATION

2.1	The headnotes to the clauses of this agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2	Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

“this Agreement”	this sale of rights agreement together with the schedules thereto

“Closing Date”	the Closing Date defined in the Phase 3 Implementation Agreement

“Effective Date”	the date of the fulfilment of the suspensive conditions in clause 6

“Income Tax Act”	the Income Tax Act, No 58 of 1962

CIS/ANGL6-CS8
1004(MU3)JL
14/03/2008
Page 2

“JV Agreement”

the notarial joint venture agreement concluded between, inter alia, Plateau and RPM on 16 May 2002 as amended, regulating their rights, interests, entitlements and obligations in respect of the Kwanda Project and all schedules or annexes thereto and any agreements entered into between RPM and Plateau in relation thereto (save for this Agreement)

“Joint Venture”	the joint venture in respect of the Kwanda Project established by and between Plateau and RPM in terms of the JV Agreement

“Kwanda”	Richtrau No. 207 (Proprietary) Limited (No. 2008/003368/07), a company incorporated in accordance with the company laws of the Republic of South Africa

“Kwanda Project”

the prospecting and exploration for, mining and commercial exploitation of, PGMs in, on or under the Project Area and all matters relating or ancillary thereto, as more fully described in the JV Agreement

“Minister”	the Minister of Minerals and Energy

“Ministerial Consent”	the consent of the Minister contemplated in section 11(1) of the MPRDA

“MPRDA”	the Mineral and Petroleum Resources Development Act, 2002 (Act 28 of 2002)

“MPTRO”	the Mineral and Petroleum Titles Registration Office

“Ordinary Shares”	ordinary shares in the issued share capital of Kwanda, as constituted from time to time

“Parties”	RPM, Plateau and Kwanda

“PGMs”

platinum, palladium, rhodium, ruthenium, iridium and osmium and the metals and minerals mineralogically associated therewith, including but not limited to gold, silver, copper, nickel, chrome and cobalt, together with any such metals and minerals which may be extracted from the normal mining of the first mentioned minerals

“Phase 3 Implementation Agreement”	the Phase 3 Implementation Agreement entered or to be entered into amongst RPM, Plateau and Richtrau No. 179 (Proprietary) Limited

“Plateau”	Plateau Resources (Proprietary) Limited (No. 1996/013879/07), a private company incorporated according to the company laws of the Republic of South Africa

“Project Area”	the areas covered by the Prospecting Rights and any other areas which may from time to time be encompassed by prospecting rights and/or mining rights issued to or held by Kwanda

“Project Information”

all and any information of whatever nature, documents, books, records, maps, assays, reports, papers, tapes, disks, models and the like in respect of, relating to and/or in connection with the Project Area in the possession or under the control of Plateau as at the Effective Date, including (without limitation) all geological, geophysical, geochemical and geostatistical information pertaining thereto which may have been obtained, developed or acquired by it in respect of the Project Area

“Prospecting Rights”	the prospecting rights set out in Schedule B which have been granted in terms of Item 6 of

Schedule II to the MPRDA to RPM and Plateau as to 50% (FIFTY PERCENT) undivided shares each

“RPM”	Rustenburg Platinum Mines Limited (No. 1931/003380/06), a public company incorporated in accordance with the company laws of the Republic of South Africa

“Sale Assets”	collectively, the Prospecting Rights and the Project Information

“Sale of Shares Agreements”	the sale of shares agreements entered or to be entered into between, inter alia, the Parties for the sale by RPM and Plateau of their shareholding in Kwanda to Richtrau No. 179 (Proprietary) Limited

“Signature Date”	the date of last signature of this Agreement

“Transitional Arrangements”

the transitional arrangements set out in Schedule II of the MPRDA providing for the conversion of “old order” mineral rights to prospecting rights and/or mining rights (as defined in the MPRDA), as the case may be.

2.3	If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.4

Unless inconsistent with the context, an expression which denotes any gender includes the other genders; a natural person includes an artificial person and vice versa; and the singular includes the plural and vice versa.

2.5	Unless inconsistent with the context or save where the contrary is expressly indicated:

2.5.1

if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.5.2

a reference to "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" shall be any day other than a Saturday, Sunday or official public holiday in the Republic of South Africa. Any reference to "business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.5.3

when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a business day, in which case the last day shall be the next succeeding business day;

2.5.4	in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a business day, the relevant day for payment shall be the subsequent business day;

2.5.5

in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a business day, the relevant day for performance shall be the subsequent business day;

2.5.6	any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.5.7

any reference in this Agreement to this Agreement or to any other agreement or document shall be construed as a reference to this Agreement or (as the case may be) such other agreement or document, as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

2.5.8	no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement.

2.6

The use of the word "including" followed by a specific example shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example.

2.7

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.8	The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the party responsible for the drafting or preparation of this Agreement, shall not apply.

2.9	The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

2.10	Any defined terms used herein not separately defined in clause 2.2 shall bear the meaning assigned thereto in the JV Agreement.

2.11

Any reference in this Agreement to this Agreement or to any other agreement shall be construed as a reference to this Agreement or such other agreement, as the case may have been, or may from time to time be amended, varied or novated.

3.	INTRODUCTION

3.1	RPM and Plateau have until the Signature Date conducted the Joint Venture in respect of the Kwanda Project pursuant to and in terms of the JV Agreement.

3.2

The JV Agreement contemplated that RPM and Plateau would in due course incorporate their respective rights and entitlements in respect of the Joint Venture into a private limited liability company in order, amongst others, to allow for the future commercial exploitation of the Kwanda Project.

3.3

Plateau and RPM have resolved to proceed with the restructuring of their respective interests in the Kwanda Project through a private limited liability company, Kwanda, on the terms and conditions set out in this Agreement and then to terminate the JV Agreement.

3.4	As at the Signature Date each of RPM and Plateau hold 50 (FIFTY) ordinary shares in Kwanda and have appointed one director each to the Board of Directors of Kwanda.

3.5	The Parties wish to record their agreement in writing.

4.	CONVERSION, AMENDMENT AND CONSENTS TO CEDE RIGHTS

4.1

Without limiting the generality of the foregoing and/or the further provisions of this clause 4, in order to expedite the incorporation of the Kwanda Project on the basis contemplated in this Agreement and to procure the cession to Kwanda of the Prospecting Rights in respect of the entire Project Area, Plateau and RPM shall as soon as possible after the Signature Date, submit an application for Ministerial Consent to the sales referred to in clause 5 and to the cessions of the Prospecting Rights to Kwanda.

4.2

If the application for Ministerial Consent to cede the Prospecting Rights to Kwanda shall be refused, the Parties shall immediately consult with each other in utmost good faith, with a view to agreeing and thereafter promptly taking, individually and/or jointly as necessary, all such reasonable legal or other steps as they may be advised (and which are acceptable to them, acting reasonably) in order to procure the lawful and valid cession to Kwanda of an undivided 100% (ONE HUNDRED PERCENT) share of the Prospecting Rights in respect of the Project Area, on a basis which will not unduly prejudice any of the rights or interests of either Plateau or RPM in respect of the Kwanda Project as contemplated in the JV Agreement. The Parties recognise that, in such event, such steps may include (but are not limited to) the further pursuit by RPM and/or Plateau of all and any legal rights or remedies available to it and/or them relating to the application referred to in clause 4.1 (including an application in terms of s103(4)(b) of the MPRDA and/or the institution of review proceedings), it being further agreed that, in such case, the Parties shall co-operate fully with and assist each other to prosecute to their final end and determination all such administrative, legal, appeal and/or review proceedings as may, in the written opinion of senior legal counsel appointed by the Parties, be available to them in order to achieve their common objective of indirectly vesting in the ultimate shareholders of Kwanda, all right, title and interest in and to an undivided 100% share of the Prospecting Rights in respect of the Project Area.

4.3	Should the steps envisaged in clause 4.2 fail to vest in Kwanda title to the Prospecting Rights the Parties shall negotiate in good faith alternative structures to place them in substantially the same commercial position as if the Prospecting Rights had been ceded to Kwanda.

5.	SALE OF RIGHTS

On and with effect from the Effective Date:

5.1

Plateau sells, cedes and makes over to Kwanda, which hereby purchases and accepts cession of, its undivided 50% (FIFTY PERCENT) share of the Prospecting Rights, and its undivided 50% (FIFTY PERCENT) share of the Project Information;

5.2	RPM sells, cedes and makes over to Kwanda, which hereby purchases and accepts cession of, its undivided 50% (FIFTY PERCENT) share of the Prospecting Rights;

subject to the terms and conditions set out in this Agreement, it being expressly agreed that to the extent legally necessary to implement the Parties’ intentions as recorded herein the sales in clause 5.1 and 5.2 shall constitute one indivisible transaction.

6.	SUSPENSIVE CONDITIONS

6.1	This entire Agreement, save for this clause 6 and clauses 1 to 4.1 (both inclusive) and 11 to 16 (both inclusive) is suspensive upon:

6.1.1	Kwanda being registered for value-added tax in terms of the Value Added Tax Act 1991;

6.1.2	the Ministerial Consent in respect of all the applications referred to in clause 4 being received in writing by any 1 (ONE) or more of the Parties;

6.1.3	the Phase 3 Implementation Agreement becoming unconditional in accordance with its terms, save insofar as it may be conditional on this Agreement being unconditional.

6.2

Should the suspensive conditions not be fulfilled by the last date for the fulfilment of the conditions precedent to the Phase 3 Implementation Agreement, this Agreement shall lapse and cease to be of any further force or effect.

7.	PURCHASE PRICE OF SALE ASSETS

Kwanda shall pay to, respectively, RPM and Plateau, the following purchase considerations in respect of the Sale Assets:

7.1	to Plateau, the sum of R15 000 000 (FIFTEEN MILLION RAND); and

7.2	to RPM, the sum of R15 000 000 (FIFTEEN MILLION RAND).

8.	PAYMENT OF THE PURCHASE PRICE

The purchase consideration in respect of the Sale Assets shall be paid by Kwanda as follows:

8.1	on the Closing Date:

8.1.1

Kwanda shall discharge its obligation to pay to Plateau the purchase consideration payable in respect of its 50% (FIFTY PERCENT) of the Prospecting Rights and its interest in the Project Information, by the allotment and issue to Plateau, at an issue price (inclusive of share premium thereon) of R15 000 000 (FIFTEEN MILLION RAND) in aggregate, of 50 (FIFTY) Ordinary Shares of R1 (ONE RAND) each, credited as fully paid-up, in the issued share capital of Kwanda;

8.1.2

Kwanda shall discharge its obligation to pay to RPM the portion of the purchase consideration payable in respect of its 50% (FIFTY PERCENT) of the Prospecting Rights, by the allotment and issue to RPM, at an issue price (inclusive of share premium thereon) of R15 000 000 (FIFTEEN MILLION RAND) in aggregate, of 50 (FIFTY) Ordinary Shares of R1 (ONE RAND) each, credited as fully paid-up, in the issued share capital of Kwanda; and

8.1.3

any value-added tax payable by Kwanda in respect of any of the Sale Assets shall be owed by Kwanda on loan account to Plateau or RPM, pending receipt by Kwanda of any value-added tax refund arising therefrom, which loan account claims shall be repaid by Kwanda to Plateau or RPM, as the case may be, forthwith upon receipt by it of the refund concerned, and

8.2

each of Plateau and RPM hereby elect that the sale to Kwanda of, respectively, the Sale Assets, or any part thereof, shall constitute a company formation transaction within the meaning of section 42 of the Income Tax Act, and Kwanda hereby concurs with such election and pursuant thereto undertakes, to do all such things, take all such steps and execute all such documents as Plateau and/or RPM may reasonably require in order to give effect thereto.

9.	DELIVERY OF SALE ASSETS

9.1

Against compliance by Kwanda with its obligations in terms of clause 8.1, Plateau and RPM shall cede and deliver to Kwanda the Prospecting Rights for which purpose delivery thereof shall be evidenced by way of the lodgement thereof in the MPTRO for registration of transfer to Kwanda, together with Ministerial Consent to the cession and transfer thereof to Kwanda. The Parties shall co-operate in all reasonable respects in relation to procuring the registration by the MPTRO in the name of Kwanda of the Prospecting Rights, and all requisite regulatory consents relating thereto, as expeditiously as possible after the Closing Date.

9.2	Against compliance by Kwanda with the provisions of clauses 8.1.1 and 8.1.2, Plateau shall deliver to Kwanda the Project Information by arranging for Kwanda to take delivery thereof.

10.	INTERIM PERIOD

10.1

Plateau and RPM each warrant and undertake in favour of the other of them and Kwanda, and Kwanda hereby reciprocally warrants and undertakes in favour of each of Plateau and RPM, that it shall (insofar as it is legally able to) procure that, between the Signature Date and the Effective Date, the Kwanda Project will be carried on in substantially the usual and ordinary course on the same basis as it was being conducted immediately prior to the Signature Date, and otherwise in compliance with the provisions of the JV Agreement, which JV Agreement shall terminate on the Effective Date.

10.2

Between the Effective Date and the date of registration of cession of the Prospecting Rights in the name of Kwanda in the MPTRO, Plateau and RPM hereby appoint Kwanda as an independent contractor to conduct prospecting operations for and on behalf of RPM and Plateau from the Effective Date to the date of registration of cession of the Prospecting Rights to Kwanda in the MPTRO, to the extent that the Parties deem it necessary to conduct such prospecting operations; provided that RPM and Plateau shall reimburse Kwanda (pro rata to their indirect shareholding in Kwanda) for the costs of conducting such activities and RPM and Plateau shall pass ownership of the information and data collected to Kwanda on the date of registration of cession of the Prospecting Rights in the name of Kwanda in the MPTRO.

11.	BREACH

Should any Party ("the Defaulting Party") commit a breach of any of the provisions hereof, then any of the other Parties ("the Aggrieved Party") shall, if it wishes to enforce its rights hereunder, be obliged to give the Defaulting Party 14 (FOURTEEN) days’ written notice to remedy the breach. If the Defaulting Party fails to comply with such notice, the Aggrieved Party shall be entitled only to claim immediate payment and/or performance by the Defaulting Party of all of the Defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the Aggrieved Party's rights only to claim damages.

12.	ARBITRATION

Any dispute (whether contractual or delictual) between the Parties in regard to the interpretation of; the effect of; the Parties’ respective rights and obligations under; a breach of or any other matter arising out of; this Agreement shall be decided in accordance with the dispute resolution provisions set out in clause 17 of the JV Agreement, all of which are deemed to have been specifically incorporated herein.

13.	DOMICILIUM

13.1	The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this agreement as follows:

Name	Physical Address	Telefax

Plateau	82 Grayston Drive	+27-11-883 0836
Sandton
Johannesburg
2146

Marked for the attention of: The Chief Financial Officer

Name	Physical Address	Telefax

RPM and Kwanda	55 Marshall Street	+27-11- 373-5111
Johannesburg
2001

Marked for the attention of: The Company Secretary

13.2

Any Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number, and any such change shall only be effective upon receipt of notice in writing by the other Party of such change.

13.3	All notices, demands, communications or payments intended for a Party shall be made or given at such Party's domicilium for the time being.

13.4	A notice sent by one Party to another Party shall be deemed to be received:

13.4.1	on the same day, if delivered by hand;

13.4.2

on the same day of transmission if sent by telefax, with receipt received confirming completion of transmission, provided that the original of the notice shall, after such transmission, be posted by prepaid registered mail to the Party to whom such notice shall have been given;

13.4.3	on the 5th (FIFTH) day after despatch, if sent by prepaid courier.

13.5

Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

14.	COSTS

Each of the Parties shall bear its own costs of and incidental to the negotiation, preparation and execution of this Agreement. Kwanda shall bear the costs of registration of the Sale Assets into its name, together with the costs of procuring all applications for Ministerial Consent contemplated in clause 4.

15.	VALUE-ADDED TAX

All amounts cited in this Agreement are cited exclusive of Value Added Tax (“VAT”). Insofar as the sale of any Sale Asset contemplated herein shall attract value-added tax, the purchase consideration in respect of the Sale Asset concerned shall be increased by an amount equal to such value-added tax. In such event, Kwanda shall be obliged, on written demand delivered to it by Plateau or RPM, as the case may be, to pay the amount of such value-added tax (including, without limitation, all penalties and/or interest which shall have accrued in respect of and/or relating to value-added tax payable in respect of such sale transaction recorded in this Agreement) to Plateau or RPM, as the case may be, against delivery of an appropriate VAT invoice.

16.	GENERAL

16.1

This document constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof, and shall substitute and replace the JV Agreement with effect from the Effective Date.

16.2	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

16.3	No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

16.4

No indulgence which any of the Parties ("the Grantor") may grant to the other ("the Grantee") shall constitute a waiver of any of the rights of the Grantor, who shall not thereby be precluded from exercising any rights against the Grantee(s) which might have arisen in the past or which might arise in the future.

16.5

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this agreement.

16.6

No Party shall be entitled to cede, delegate or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Parties.

16.7

If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

SIGNED at ________________________ on this the ______ day of __________ 2008.

For and on behalf of
RUSTENBURG PLATINUM MINES LIMITED

_____________________________________
Name:
Capacity:
Who warrants his authority hereto

SIGNED at ________________________ on this the ______ day of  __________2008.

For and on behalf of
PLATEAU RESOURCES (PROPRIETARY) LIMITED

_____________________________________
Name:
Capacity:
Who warrants his authority hereto

SIGNED at ________________________ on this the ______ day of __________ 2008.

For and on behalf of
RICHTRAU NO. 207 (PROPRIETARY) LIMITED

_____________________________________
Name:
Capacity:
Who warrants his authority hereto

CIS/RUST2-CS3
1059/NLH
02/03/2007

SCHEDULE A

SCHEDULE OF PROSPECTING RIGHTS

ANGL12-CS19
(RS\AGR\AMPLATS\ANOORAQ ADDENDA\ANGL12-CS19
ADDENDUM TO KWANDA SALE OF RIGHTS AGR)
AC/gvh
06.05.09

FIRST ADDENDUM TO THE SALE OF RIGHTS

AGREEMENT

amongst

RUSTENBURG PLATINUM MINES LIMITED

PLATEAU RESOURCES (PROPRIETARY) LIMITED

and

KWANDA PLATINUM MINE (PROPRIETARY) LIMITED

(formerly Richtrau No 207 (Proprietary) Limited)

ANGL12-CS19
(RS\AGR\AMPLATS\ANOORAQ ADDENDA\ANGL12-CS19
ADDENDUM TO KWANDA SALE OF RIGHTS AGR)
AC/gvh

FIRST ADDENDUM TO THE SALE OF RIGHTS AGREEMENT

DATED 28 MARCH 2008

amongst

RUSTENBURG PLATINUM MINES LIMITED

PLATEAU RESOURCES (PROPRIETARY) LIMITED

and

KWANDA PLATINUM MINE (PROPRIETARY) LIMITED

(“the Agreement”)

AMENDMENTS TO THE AGREEMENT

1.	Clause 5.1 of the Agreement is hereby amended by the deletion of the words “its undivided 50% (FIFTY PERCENT) share of” in the third line of that clause.

2.

Clause 7 of the Agreement is hereby amended by the deletion of the reference to “R15 000 000 (FIFTEEN MILLION RAND)” where it appears in clauses 7.1 and 7.2 and the substitution therefor of “R10 833 350 (TEN MILLION EIGHT HUNDRED AND THIRTY THREE THOUSAND AND THREE HUNDRED AND FIFTY RAND)”.

3.	Clause 8 of the Agreement is hereby amended by the deletion of the reference to “R15 000 000 (FIFTEEN MILLION RAND)” where it appears in clauses 8.1.1 and

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8.1.2 and the substitution therefor of “R10 833 350 (TEN MILLION EIGHT HUNDRED AND THIRTY THREE THOUSAND AND THREE HUNDRED AND FIFTY RAND)”.

THUS DONE and SIGNED at ___________________________ on this the ________________ day of  ________________________2009.

For and on behalf of

RUSTENBURG PLATINUM MINES LIMITED

by

_____________________________________
who warrants his authority hereto

THUS DONE and SIGNED at ___________________________ on this the ________________ day of  ________________________ 2009.

For and on behalf of

PLATEAU RESOURCES (PROPRIETARY) LIMITED

by

_____________________________________
who warrants his authority hereto

ANGL12-CS19
(RS\AGR\AMPLATS\ANOORAQ ADDENDA\ANGL12-CS19
ADDENDUM TO KWANDA SALE OF RIGHTS AGR)
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THUS DONE and SIGNED at ___________________________ on this the ________________ day of ________________________ 2009.

For and on behalf of

KWANDA PLATINUM MINE (PROPRIETARY) LIMITED

by

_____________________________________
who warrants his authority hereto

ANGL12-CS19
(RS\AGR\AMPLATS\ANOORAQ ADDENDA\ANGL12-CS19
SECOND ADDENDUM TO KWANDA SALE OF RIGHTS AGR)
AC
26.06.09

SECOND ADDENDUM TO THE SALE OF RIGHTS

AGREEMENT

amongst

RUSTENBURG PLATINUM MINES LIMITED

PLATEAU RESOURCES (PROPRIETARY) LIMITED

and

KWANDA PLATINUM MINE (PROPRIETARY) LIMITED

(formerly Richtrau No 207 (Proprietary) Limited)

ANGL12-CS19
(RS\AGR\AMPLATS\ANOORAQ ADDENDA\ANGL12-CS19
SECOND ADDENDUM TO KWANDA SALE OF RIGHTS AGR)
AC

SECOND ADDENDUM TO THE SALE OF RIGHTS AGREEMENT

DATED 28 MARCH 2008

amongst

RUSTENBURG PLATINUM MINES LIMITED

PLATEAU RESOURCES (PROPRIETARY) LIMITED

and

KWANDA PLATINUM MINE (PROPRIETARY) LIMITED

(“the Agreement”)

AMENDMENTS TO THE AGREEMENT

1.	Clause 6 of the Agreement is hereby deleted and substituted therefor by the following:

“6	SUSPENSIVE CONDITIONS

6.1

This entire Agreement (save in respect of this clause 6 and clauses 1 to 4 (both inclusive), 7, 8, 10.1 and 11 to 16 (both inclusive) which shall be of immediate force and effect and binding on the Parties) is subject to the fulfilment of the following suspensive conditions by not later than the dates respectively specified below for the fulfilment of

ANGL12-CS19
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such suspensive conditions, or such later date as the Parties may agree in writing:

6.1.1

by not later than a date to be agreed in writing between the Parties, the Ministerial Consent in respect of all the applications referred to in clause 4 shall have been received by any 1 (ONE) or more of the Parties; and

6.1.2

by not later than the last date for the fulfilment of the conditions precedent to the Phase 3 Implementation Agreement, the Phase 3 Implementation Agreement shall have become unconditional in accordance with its terms.

6.2

The Parties shall use their respective reasonable commercial endeavours to procure the fulfilment of the suspensive conditions in clause 6.1 (“Conditions”), as soon as reasonably possible after the Signature Date. If the Condition in clause 6.1.1 shall not have been fulfilled by the date determined in terms of clause 6.1.1 for its fulfilment or if the Condition in clause 6.1.2 shall not have been fulfilled by the date specified in clause 6.1.2 for its fulfilment, this Agreement (save for this clause 6.2 and clauses 1 to 3 (both inclusive), 4, 7, 8and 11 to 16 (both inclusive) which shall remain of full force and effect and binding on the Parties) shall be of no force or effect and none of the Parties shall have any claim against the others of them for anything done hereunder or arising hereout.”

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2.

Clause 8.1 of the Agreement is hereby amended by the insertion of the words “and immediately before the implementation of the agreements specified in clause 5 of the Phase 3 Implementation Agreement” immediately after the words “on the Closing Date” where they appear in that clause.

3.	Clause 9.1 of the Agreement is hereby amended by the deletion of the words “Closing Date” where they appear in the last line of that clause and the substitution therefor of the words “Effective Date”.

THUS DONE and SIGNED at ___________________________ on this the ________________ day of ________________________ 2009.

For and on behalf of

RUSTENBURG PLATINUM MINES LIMITED

by

_____________________________________
who warrants his authority hereto

ANGL12-CS19
(RS\AGR\AMPLATS\ANOORAQ ADDENDA\ANGL12-CS19
SECOND ADDENDUM TO KWANDA SALE OF RIGHTS AGR)
AC
Page 4

THUS DONE and SIGNED at ___________________________ on this the ________________ day of ________________________ 2009.

For and on behalf of

PLATEAU RESOURCES (PROPRIETARY) LIMITED

by

_____________________________________
who warrants his authority hereto

THUS DONE and SIGNED at ___________________________ on this the ________________ day of ________________________ 2009.

For and on behalf of

KWANDA PLATINUM MINE (PROPRIETARY) LIMITED

by

_____________________________________
who warrants his authority hereto